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                                                                    Exhibit 3(i)
                                 THIRD AMENDMENT
                                       TO
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                     CRIIMI MAE SERVICES LIMITED PARTNERSHIP


         This Third Amendment to Limited Partnership Agreement of CRIIMI MAE Services Limited Partnership is made and entered into as of December 31, 1997, by and among CRIIMI MAE Management, Inc., a Maryland corporation (the "Withdrawing General Partner/Successor Limited Partner") and CRIIMI MAE Services, Inc., a Maryland corporation (the "Withdrawing Limited
Partner/Successor General Partner").

         WHEREAS, on March 14, 1995, the Withdrawing General Partner/Successor Limited Partner executed a Certificate of Limited Partnership (the "Certificate") for the formation of CRIIMI MAE Services Limited Partnership (the "Partnership") pursuant to the terms of the Maryland Revised Uniform Limited Partnership Act, as amended (the "Act"), which certificate was subsequently filed with the Maryland State Department of Assessments and Taxation (the "State') on March 17, 1995; and

         WHEREAS, as of June 1, 1995 the Withdrawing General Partner/Successor Limited Partner and the Withdrawing Limited Partner/Successor General Partner executed an Agreement of Limited Partnership of the Partnership (the "Original Agreement"); and

         WHEREAS, as of December 31, 1995 the Withdrawing General
Partner/Successor Limited Partner and the Withdrawing Limited Partner/Successor General Partner executed the First Amendment to the Limited Partnership Agreement of the Partnership (The "First Amendment"); and

         WHEREAS, as of January 2, 1997 the Withdrawing General
Partner/Successor Limited Partner and the Withdrawing Limited Partner/Successor General Partner executed the Second Amendment to Limited Partnership Agreement of the Partnership (the "Second Amendment"); and

         WHEREAS, the parties hereto now desire to enter into this Third Amendment to Limited Partnership Agreement of the Partnership to make certain changes to the terms of the Original Agreement.

         NOW, THEREFORE, BE IT RESOLVED, in consideration of the foregoing, and mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the terms of the Original Agreement as follows:

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         1.       CRIIMI MAE Management, Inc. hereby withdraws as General
Partner of the Partnership and CRIIMI MAE Services, Inc. is hereby substituted in lieu thereof as General Partner of the Partnership; and

         2. CRIIMI MAE Services, Inc. hereby withdraws as Limited Partner of the Partnership and CRIIMI MAE Management, Inc. is hereby substituted in lieu thereof as Limited Partner of the Partnership.

         3. Except as amended by the First Amendment, the Second Amendment, and hereby, all of the provisions of the Original Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, this Third Amendment to Limited Partnership Agreement of CRIIMI MAE Services Limited Partnership is executed as of the date first written above.

                          WITHDRAWING GENERAL PARTNER/
                          SUCCESSOR LIMITED PARTNER

                          CRIIMI MAE MANAGEMENT, INC.



                          By:       /s/ CYNTHIA O. AZZARA
                                    ------------------------------
                                    Cynthia O. Azzara
                                    Senior Vice President
                                    Chief Financial Officer

                          WITHDRAWING LIMITED PARTNER/
                          SUCCESSOR GENERAL PARTNER

                          CRIIMI MAE SERVICES, INC.



                          By:       /s/ DAVID B. IANNARONE
                                    --------------------------------
                                    David B. Iannarone
                                    Vice President/General Counsel